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                                                                      Exhibit 8


                            Davis Polk & Wardwell
                            450 Lexington Avenue
                            New York, N.Y. 10017
                               212-450-4380






                              July 3, 1997


Comcast Cable Communications, Inc.
1500 Market Street
Philadelphia, PA 19102-2148

Ladies and Gentlemen:

    Reference is made to the prospectus (the "Prospectus") contained in the registration statement on Form S-4 being furnished by Comcast Cable Communications, Inc. to the Securities and Exchange Commission on the date hereof in connection with the exchange of Old Notes for New Notes
(the "Exchange"), all as described in the Prospectus.

    The discussion contained under the caption "Certain Federal Income Tax Consequences" in the Prospectus constitutes the opinion of Davis Polk & Wardwell, subject to the qualifications stated therein.

    We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Prospectus. The issuance of such consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                    Very truly yours,

                                   /s/ Davis Polk & Wardwell